Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 29, 2019 / 12:30PM GMT OVERVIEW: Co. reported 2Q19 net sales of $841m, adjusted non-GAAP operating loss of $39.5m and adjusted non-GAAP net loss per diluted share of $0.48. Expects FY19 net sales to be flat to up 2% and 3Q19 net sales to be up approx. 1% from last year. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Connor Wilson Konicke Robert W. Baird & Co. Incorporated, Research Division - Research Analyst David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Associate Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Marni Shapiro The Retail Tracker - Co-Founder Omar Regis Saad Evercore ISI Institutional Equities, Research Division - Senior MD and Head of Softlines, Luxury & Department Stores Team Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst PRESENTATION Operator Good day, everyone. Welcome to the Abercrombie & Fitch Second Quarter Fiscal 2019. Today's conference is being recorded. (Operator Instructions) And now at this time, I'd like to turn the conference over to Ms. Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our Second Quarter 2019 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statement are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and the reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will the article over to Fran. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Pam. Good morning, and thank you for joining us to discuss our second quarter results. To let you know in advanced, our prepared remarks are going to run a little longer than usual today as we are providing detailed new information on our flagship. With that, let's get started with our second quarter results. As you heard from many of our retail peers this earnings season, the second quarter got off to a slow start. I am pleased to report that we experienced monthly improvements as the quarter progressed, enabling us to deliver on our previously issued second quarter outlook. Momentum has continued quarter-to-date, with a solid start to the Back-to-School season in the U.S., where comps are positive across brands. Equally important, we are making progress on our key transformation initiatives and continue on the path to achieving our fiscal 2020 target. I'll go into more detail on our transformation initiatives in a moment. But first, let's start with a discussion on the second quarter and how we navigated an escalating promotional environment to deliver on our outlook. Our second quarter comps were flat to last year, benefiting from record results from jeans, pants, swim and intimates, offset by softness in female tops. We [maintained] (corrected by company after the call) positive momentum in the U.S. with a plus 2% comp, but that strength could not counter our international comp of down 3%, which although improved from Q1 levels, was impacted by several well-publicized external factors including extreme weather, Brexit and protests. In Europe, comp results were consistent from last quarter, with weakness in the U.K. and Ireland offset by net improvements across other European markets. In Asia, improvements in China helped offset weakness in the Hong Kong region. Turning to the U.S., which represents approximately 2/3 of our revenue base. We achieved our eighth consecutive quarter of positive comps despite an ongoing drag from tourist locations and a heightened competitive environment. To effectively compete and keep our inventories in line for Back-to-School, we leveraged markdowns and promotions throughout the quarter. We believe that these markdowns and promotions were measured and appropriate. By brand, at Abercrombie, we posted a flat comp. On the men's side, wovens and knits were strong; and for women, dresses and soft bottoms led the way, and we were able to successfully chase into these categories throughout the summer. That enabled our must-grow dresses category, which includes jumpsuits and rompers, to achieve record sales in the quarter. We also remain excited of our opportunity with the kids brand which we view as a long-term growth vehicle. While Abercrombie customers are responding favorably to our evolving assortments, our new marketing team has been supporting that effort with exciting campaigns. This began with the Fierce relaunch in February, which represented our first fully integrated marketing effort. We've been steadily building on this successful campaign, including events in Boston in early August, where fans lined up for hours to meet Celtics forward Jayson Tatum at our Fanueil Hall store and buy his limited-edition Fierce bottles. Beyond Fierce, we also introduced our Soft AF campaign as well as our 96-hour storyline with Abercrombie, which encapsulates our target 20-something customers' desire for a much-needed long weekend and how to appropriately outfit for the occasion. More recently, we launched our Curve Love jeans campaign, which supports our new women's jeans assortment. Response to Curve Love has been strong on social media and she's also voted with her dollars. We plan on building on all four of these campaigns as well as introducing new ones throughout the fall and holiday seasons. While we're pleased with the continued stabilization at Abercrombie, our results at Hollister were mixed with guys achieving another record quarter, but girls falling short of our expectations. Record guys performance was driven by strong bottoms acceptance across shorts, pants and jeans. Girls delivered record performance in 2 must-grow categories, Gilly and swim, while bottoms was positive. However, all of this was not enough to offset tops challenges, where we were unable to comp our strong performance from last year. Second quarter offerings didn't resonate well enough with our customer as we swung too far away from our core DNA. The team recognized areas of opportunity earlier in the season, and chased impact our June and July Back-to-School sets. The girls tops registered nice change in the comp trend throughout the second quarter and improvements continuing quarter to date. We expect to build on recent successes for the remainder of 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Q3 and into holiday. In addition to tops, we've also chased into denim, based on a strong reaction to our recently introduced curvy fit and continued demand for the mom jean. Similar to A&F, Hollister's marketing also continued to resonate with its target customer, [leading] into making teens feel comfortable and confident in their own skin. We built off of our first quarter swim collective momentum with record second quarter swim sales across both genders. We also launched another successful pride campaign: First Time Pride Guide with ongoing partner, GLSEN, an organization that's devoted to creating safe and inclusive K-12 schools for LGBTQ Youth. Finally, I want to discuss Jeans for the Collective Good, which is all about positivity and giving teens confidence for Back-to-School. The content is resonating across all channels with strong engagement and initial performance reads. And Emma Chamberlain's Back-to-School jeans video reaching over 1 million views to date. Taking a step back, while there are always things we could have done better, I am proud of our second quarter results across brands, which speaks to benefits we are already realizing from our transformation initiatives. Looking to the back half, our confidence in the health of our core U.S. customers is tempered by an uncertain global macro outlook. In the second quarter, we believe that the domestic promotional environment was elevated, reflecting the challenging start to the quarter for many and the desire to get through summer product ahead of peak Back-to-School rather than a dramatic shift in our core customer shopping habits. Our outlook for the remainder of the year takes into account potential global volatility and assumes that, similar to every year, Back-to-School and holiday will be promotional. Let's move on to an update on our transformation initiatives. As a reminder, these include: Optimizing our global store network, enhancing our digital and omni capabilities, increasing the speed and efficiency throughout our concept-to-customer product life cycle and improving our customer engagement through our loyalty programs and marketing optimization. So let's start with global store network optimization. As discussed at our 2018 Investor Day, a key driver to our fiscal 2020 goal of doubling our fiscal 2017 adjusted non-GAAP operating margin is reducing and leveraging our fixed costs mainly through store occupancy. We believe in stores and our customers do, too. With the majority of our sales occurring in these channel it is highly relevant especially to Gen Z, which represents our largest target customer base. Research shows that Gen Z visits stores more often than millennials. However, with the evolution of digital and omnichannel capabilities, their expectations have shifted. We remain focused on providing the right experience for them and being there whenever, wherever and however they choose to engage with us. Reflecting our commitment to providing the best seamless omnichannel experience, global store network optimization is and has been one of our top priorities. There are several key components to this strategy, including: Rightsizing, remodeling, opening and closing stores. Since 2010, we have closed over 475 underperforming locations. Over the same period, we've provided our customer with approximately 300 productive new store experiences while reducing gross square footage by roughly 17%. This has been achieved while growing digital revenues to over $1 billion in fiscal 2018. This year, we remain on track to deliver 85 new experiences, including 36 in the first half, and close up to 40 locations, ending the year with company-wide gross square footage down to last year. Our updated store formats continue to perform well both quantitatively and qualitatively across brands, and we view them as a critical step in our ongoing evolution. At Hollister, approximately 50% of our global store fleet has been updated. We've been able to meaningfully impact Hollister, given the size of it's existing stores, which on average are more closely aligned with our new build-outs. The modernized Hollisters, on average, generate high single-digit sales lift against older-format control stores. At Abercrombie, approximately 10% of our global fleet has been updated, leaving significant runway. When the stores were built, they tended to have very large footprints, averaging 8,000 to 10,000 square feet. New stores are roughly 30% smaller. It is early days and we are taking learnings and applying them. Thus far, the modernized smaller-footprint stores generally achieve sales that are comparable to or slightly below larger-format control stores. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Unfortunately, we've been limited with how many we can do annually as it requires partnership with our landlords to move within the mall or to carve up our existing space. Recently, there have been increasingly more locations available for lease, which could give us the opportunity to prudently accelerate openings or introduce temp stores. Looking at our U.S. fleet across brands, we are proud of the health of our base. We are primarily located in A and B centers and our traffic has outpaced the North American mall average over the past 12 months. In fiscal 2018, approximately 95% of our non-flagship locations open for 1 year generated positive four-wall operating margins. Importantly, we've kept our lease stack highly flexible with roughly 50% of locations up for renewal through the remainder of 2019 and into 2020. And we expect to continue to leverage partnerships with landlords to further modernize our stores while simultaneously improving our lease terms. While we've made significant progress on optimizing our mall-based stores, our flagships, which are mostly Abercrombies, have been harder to impact. These flagships, the first of which opened in 2005 and the last in 2014, represent a different era. At that time, we built large-format, beautiful stores in highly trafficked premium tourist locations. These were incredibly successful, but came with a considerable price tag in the form of elevated construction cost, high rents, well-above average operating costs and unfavorable lease terms that tended to be significantly longer than those of our mall stores. When evaluating our flagship fleet today. Many are large and outdated. The old model in terms of size, location, build-out and tenor does not make sense for the majority of the remaining flagships. The cost involved to modernize is significant and oftentimes without promise of a return. As we continue to move closer to our customer, our strategy is to open smaller-format omnichannel locations with shorter and more flexible lease terms that cater to both local and tourist customers alike. Heading into 2019, we had 19 flagships, comprised of 17 Abercrombies and 2 Hollister's. As a reminder, we closed our Pedder Street Abercrombie in 2017. While the actual number of flagship locations is small compared to our total store count, these stores have had an outsized impact on our operating results. To better frame this impact, in 2018, our 19 flagships represented approximately 5% of sales and from a total company comp and four-wall operating margin perspective, were responsible for a 120 basis point drag on comps and over a 110 basis point drag on operating margins or roughly $33 million. With that backdrop, it is imperative that we stay on our path of exiting these locations and repositioning within existing markets where it makes sense. As each flagship has its own unique set of circumstances, we do not take a one size fits all approach. The goal is to thoughtfully engage with our landlords rather than exit at any cost. After many years of behind-the-scenes work, in the first quarter, we announced 3 flagship exits on top of the Q1 Copenhagen closure: The Hollister SoHo New York location, which shut its doors in Q2; A&F Milan Italy, which is expected to close by year-end; and A&F Fukuoka, Japan, which is scheduled for a fiscal 2020 closure. As a reminder, the 3 announced closures plus Copenhagen contributed under 1% to fiscal 2018 revenues. The closings of Copenhagen in Q1, Soho in Q2 and Milan in Q4 are expected to benefit total operating margin by approximately 30 basis points off of our 2018 run rate or $11 million and will bring our flagship count to 16 at year-end. Looking to 2020. In addition to Fukuoka, we have 3 additional flagships available for closure through natural lease expirations, giving us the ability to [reposition] (corrected by company after the call) within these markets. For a variety of reasons, we cannot provide store-level detail at this time. What we can disclose is that this combined group's four-wall operating margin contributed approximately 10 basis points or $2 million of the 110 basis point drag to operating margin last year. To be clear, a scenario analysis of potential closures was contemplated when we provided our fiscal 2020 operating margin outlook at our 2018 Investor Day and we remain on track with our anticipated closures. These closures, along with ongoing progress in our other transformation initiatives, bring us closer to achieving our target. Beyond fiscal 2020, we are committed to closing additional flagships. We have a summary lease stack in today's investor presentation on Page 24 that provides further clarity on future lease expirations through fiscal 2020 and beyond. As a reminder, the majority of potential future closures are expected to occur primarily through natural lease expirations and the exercise of kick-out clauses provided in our leases. Accelerated buyouts or exercising go dark provisions, as we recently did with our SoHo store, should be the exception. I know we've spent a lot of time talking about global store network optimization, but I also want to quickly touch on our other key initiatives, all of which are tracking to our long-term goals. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Starting with enhancing our digital and omnichannel capabilities. Our cross-channel traffic was once again positive, driven by digital, which grew in the double-digit range. During the quarter, we continued the global rollout of in-store handheld devices and implemented network and point-of-sale technology upgrades in our top U.S. stores. Turning to increasing the speed and efficiency throughout our customer product life cycle, we are now live with our size and price optimization tools. These machine learning programs build as we gather data. Given we've just launched both, we expect to learn this year and realize inventory efficiencies and margin benefits in fiscal 2020. Lastly, on improving our customer engagement through loyalty and marketing optimization, we're in the early stages of a series of a personalization investments that will enable us to leverage the rich data we have from our loyalty programs, which have experienced ongoing strong growth in membership accounts from last year across brands. We expect to see an impact to our business in fiscal 2020. With all that detail on our transformation initiatives, hopefully it is clear that with every quarter, we further strengthen our foundation and move closer to our fiscal 2020 goals. Next, I want to quickly touch on our ongoing efforts in environmental, social and governance, or ESG as it is commonly called. We take our work on ESG very seriously. It matters to us and it matters to our customers. Last week, we announced that we've become a participant in the UN Global Compact, the world's largest corporate citizenship and sustainability initiative. And that time, also provided our new fiscal year 2025 sustainability targets. Before I turn the call over to Scott, I would like to welcome 2 new members to our team. At our Investor Day in April 2018, we discussed our significant growth opportunity in Europe and Asia. Critical to these aspirations is building out a team in each region,that understands our customer and can execute our proven playbooks on a more localized basis. Earlier this morning, we issued a release announcing key hires for both regions. Our Europe team will be led by Dan Le Vesconte. Dan has 20-plus years of relevant experience, most recently at Dr. Martens. Olga Wu will be leading the charge in Asia. Olga has over 30 years of relevant experience, joining us from VF Corp, where she was the General Manager for China Timberland. Since they joined, both Dan and Olga have been hard at work learning our business and creating strategic priorities. Our expectation is for both to have a positive impact on our results in 2020. With that, I will turn the call over to Scott to discuss our second quarter results in more detail. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. Before starting, I want to highlight that we are now providing sales, operating margin and EPS on a constant-currency basis to add clarity to our fundamentals. Now on to our second quarter results. Net sales of $841 million decreased 0.2% from last year and were up 1% on a constant-currency basis, reflecting a $10 million adverse impact from changes in foreign currency. Comps came in flat versus plus 3% last year, driven by positive cross-channel traffic, offset by lower conversion. Positive cross-channel traffic reflected strong digital interest with traffic to the channel up double digits and accelerating from last quarter. This helped offset challenging mall traffic trends. By brands, both Hollister and Abercrombie posted flat comps. This compared to plus 4% and plus 2%, respectively, in Q2 2018. By geography, we achieved a plus 2% comp in the U.S. on top of a plus 7% last year, with each brand in positive territory. Our international comps were minus 3% and compared to minus 4% last year. Our gross profit rate of 59.3% was down 90 basis points from last year, reflecting higher AUC driven by product mix and slightly lower AUR. On a constant-currency basis, gross profit rate was down 60 basis points. As Fran previously discussed, the promotional environment was heightened 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call during the quarter. In order to effectively compete and not lose share with our respective target customers, we offered calculated promotions and markdowns. Looking at the rest of our results on an adjusted non-GAAP basis. Adjusted operating expense, excluding other operating income, was $538 million. This included the previously disclosed $45 million of flagship store exit charges incurred during the quarter, which reflected our decision to close both the Hollister SoHo and A&F Fukuoka locations. These charges were primarily -- these charges primarily represent the present value of undiscounted future cash obligations for lease payments through 2028, less a portion of the cost associated with these payments which was previously charged to retained earnings as operating lease right of use asset impairment upon adoption of new lease accounting guidance at the beginning of fiscal 2019. The majority of these charges were related to the Hollister SoHo location. On an adjusted non-GAAP basis, operating expense deleveraged 470 basis points, including 530 basis points of flagship exit charges. Results were slightly better than our expectations primarily due to lower store occupancy and lower consulting expenses. There were no excluded items in Q2 this year, while in the comparable period last year, roughly $9 million of pretax charges related to asset impairments were excluded. Other operating income declined approximately $1 million contributing 10 basis points of deleverage. Our operating loss was $39.5 million compared to adjusted operating income of $9 million last year and included $45 million of flagship charges and a $4 million adverse impact from changes in foreign currency. Excluding the asset impairment charges from last year, adjusted operating loss margin declined 580 basis points or 530 basis points on a constant-currency basis, with 530 basis points of the decline attributable to flagship charges. The adjusted effective tax rate for the quarter was approximately 28%. Net loss per diluted share was $0.48 compared to adjusted net income per diluted share of $0.06 last year or $0.01 on a constant-currency basis. The flagship exit charges are estimated to have adversely impacted EPS by approximately $0.50. We ended the quarter with total inventory up approximately 7% to last year, which was slightly above our mid-single-digit outlook. Roughly half of the increase was driven by higher in-transit inventory flows, reflecting updates to our August and September floor set strategy, as well as lower accounting inventory reserves. We are comfortable with our end of quarter inventory positioning, including our seasonal carryover. Looking ahead, we expect to end Q3 with inventories up low to mid-single digits and remain focused on tight inventory controls. Our balance sheet remains strong. We ended the quarter with cash and cash equivalents of $500 million. During the second quarter, we repurchased approximately 3.5 million shares at an average cost of $16.31 per share for roughly $58 million. We currently have 5 million shares remaining under existing authorizations. Last week, our Board of Directors also declared a quarterly cash dividend of $0.20 per share. Before turning to our outlook, I want to provide an update on our flagship strategy as well as our plans for Brexit and an update on China tariffs. Since our last earnings call, many of you have reached out to better understand our thought process around flagship closures. These decisions are difficult, but we have a comprehensive process in place that evaluates many factors. Qualitatively, we look at the strength of the local shopping area, the condition of the store and our preferred long-term positioning within the market. Quantitatively, we look at the remaining term and lease liability, EBITDAR, comp trends and the cost of operating through maturity versus exiting the store. For SoHo, we checked all of the boxes that support a closure. Alternatively, we recently invested in our A&F Amsterdam location as we saw an opportunity to improve productivity of this store which is located on the great quarter -- corner of a highly relevant and trafficked shopping district. Thinking about our flagship strategy longer term, to reiterate what Fran said earlier, we expect the overwhelming majority of our flagship leases to expire naturally or through the exercise of kick-out clauses. Turning to Brexit. We are assuming a hard Brexit on October 31. We have been planning for this for a while and we've been testing our systems to ensure we are as prepared as possible based on all available information. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Last but certainly not least, China tariffs. We have been proactively reducing our dependence on China for several years. In fiscal 2018, roughly 25% of merchandise receipts were imported into the U.S. from China and we expect to be below 20% this year. As a reminder, roughly 1/3 of our revenues are derived outside of the U.S. Over the last several years, we have been able to lower our exposure, thanks to strong partnerships with our vendors, many of whom have also been shifting production out of China. We believe that there is the opportunity for further diversification, moving to lowteens penetration in 2020. As we look at other countries, quality remains a top priority, and thus far, we have not been disappointed. Near term, as we contemplate the impact of the List 3 and 4 tariffs on our results, our full year outlook assumes that we will have a roughly $6 million negative impact to our cost of goods sold and gross profit. This assumes a List 4 starting rate of 15% on September 1. We currently do not plan to raise ticket this fall and will evaluate the spring season as we move forward. I'll finish up with our outlook for the full year and the third quarter. Regarding fiscal 2019, our [updated] (added by company after the call) outlook reflects anticipated additional adverse impacts from changes in foreign currency and continued macro headwinds in Europe and Asia. For fiscal 2019, we now expect net sales to be in the range of flat to up 2%, driven by comparable sales and net new store contribution, partially offset by an adverse impact of changes in foreign currency rates of $45 million. This compares to our prior outlook for 2% to 4% growth and an adverse FX impact of $30 million. Comparable sales to be flat to up 2% versus plus 3% last year and our prior low single-digit outlook. Gross profit rate to be down approximately 50 to 90 basis points from the 60.2% in fiscal 2018. Changes in foreign currency and China tariffs are expected to adversely impact results by a combined 60 basis points. The high end of our outlook allows us to compete if the environment becomes more promotional. Operating expense, excluding other operating income, to be up 2% to 3% from fiscal 2018 adjusted non-GAAP operating expense of $2.03 billion, better than our prior outlook for an increase of 4% to 5%. This continues to include approximately $45 million or 220 basis points in second quarter flagship store exit charges. Capital investments of approximately $200 million and a full year tax rate in the mid-20s. Regarding our third quarter, our outlook assumes net sales to be up approximately 1% from last year including a $10 million adverse impact from foreign currency. Comp sales to be approximately flat versus plus 3% last year, reflecting the uncertain macro environment in Europe and Asia. Gross profit rate to be down approximately 100 basis points from last year's 61.3% rate, with changes in foreign currency and China tariffs adversely impacting results by a combined 90 basis points. Operating expense, excluding other operating income, to be up approximately 1% to 2% from fiscal 2018. Third quarter adjusted operating expense of $493 million and an effective tax rate in the mid- to upper 20s. With that, let me turn it back over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, Scott, and thank you to our global associates for all of your hard work. We are planning our business for the future, and as we successfully execute to our key initiatives, including making meaningful progress against our flagship opportunities. I'm excited about the significant global runway that we have across brands. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) Thank you. QUESTIONS AND ANSWERS Operator (Operator Instructions) We'll take our first question from Omar Saad with Evercore ISI. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Omar Regis Saad - Evercore ISI Institutional Equities, Research Division - Senior MD and Head of Softlines, Luxury & Department Stores Team Thanks for all the information, especially on the flagships. So I just want to make sure I understand, are you guys saying that the flagships -- most of the flagships, you're going to let expire -- the leases expire naturally? Is it also fair to assume that those locations are less of a drag because you're not paying to get out of there early? And then maybe if you could also talk about, obviously, strong -- another strong performance in the U.S. The international business still seems to be a little bit of a drag, but it would be great to get your thoughts on what you can do to kind of have more of a coordinated kind of consistent positive performance. Are those things in your control, or is it all macro issues? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll let Scott kick off with flagship, then I'll pick up in the second part, Omar. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. On flagships, Omar, we are expecting that the majority of these will expire naturally as we move forward. We did provide in the investor presentation, I think it's Page 24, a summary lease stack of our expirations as we go forward, through 2020. We talked about the 3 that we expect to close this year: 2 that we've already closed and then Milan, Italy, that will close at the end of this year. We have an additional 3 stores coming up for expiration next year, which will give us the opportunity to reposition within those markets. The remaining drag of the stores that are out there, we'll continue to go through that checklist that I talked about and evaluate if it makes sense for us financially and qualitatively and from a brand perspective to exit those stores early. So we'll remain in contact with our landlords and will continue to try to improve the operations and the profitability of those stores. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Scott. And as far as our international performance, I'm going to kick off actually first, Omar, with the U.S. To your point, we were very pleased with our U.S. performance, and it does remain strong. Internationally, we actually saw slight but sequential improvement from first quarter to second quarter. It clearly is a complicated landscape that is out there today. But we did announce this morning some very exciting news, the addition of 2 new associates, Dan Le Vesconte in London and Olga Wu in Shanghai. We will be opening up regional offices for the first time. You know from the past, we've been a very centrally controlled business here. We are building teams underneath them. Those teams will be focused on very important issues, such as assortment, pricing and promotion, marketing. They're going to help us get really close to our customer. We've had great success domestically with our playbooks, bringing [product, voice and] experience together. Those teams will be helping us export those playbooks across the world. And we're looking forward to them really impacting our business in 2020. Operator Next question comes from Paul Lejuez with Citi Research. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Unidentified Analyst This is [Carrie] on for Paul. Just wanted to talk a little more about your comments on Back-to-School. It seems like it's off to a strong start, but your guidance implies that there's no sequential improvement in comp growth versus your second quarter. Could you just talk about that a little bit? Is that coming from the international market? Or is there just some conservatism baked in? And then just secondly, could you just talk about the expectation for markdowns in the third quarter? It seems like your gross margin guidance for the back half of the year is down above and beyond the tariff impact. So could you just talk about any changes you're making there? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So we are pleased with what we delivered for the quarter. And we do have a nice start, a solid start to Back-to-School in the U.S. Back-to-School does start later outside the U.S. So we are currently talking about U.S. Back-to-School, positive comps across the brands. In the second quarter, we continued to see very strong reaction to our brands. We continued to have positive cross-channel traffic. Our mall traffic is above the average U.S. mall traffic. And as you know, over the past couple of years, we've seen nice increase in our brand health. Regarding the kick off to Q3, exciting things happening. Our denim business is very strong. Q2, we had a strong denim business. We launched 2 new jeans, Curvy for both Hollister and Abercrombie, both of which has been well received by the consumer. We're chasing into those to continue to drive that trend through the back half of the year. So there's lots of exciting things. With that, I'll turn it over to Scott. He can talk about the Q3 markdowns. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. On the gross profit rates outlook for third quarter and the full year, I'll cover both. On the third quarter, if you look at the outlook, it's down 100 basis points. 90 basis points of that down is coming from foreign currency and then the addition of the List 4 tariffs. So call it the majority of that down 100 coming from those 2 items. As we look at the full year, our range that we put out there is down 50 to 90 basis points. Looking at those same 2 factors of currency as well as the tariffs, that's going to get us about 60 basis points, so it puts us right within the outlook. The high end of that outlook, it gives us the opportunity and allows us to be more promotional if it gets more competitive in the back half. As we look around industry, and we read the same calls and listen to the same calls you do, it appears that inventory is a little heavy across the industry. So we're giving ourselves the ability to compete if others get more competitive throughout the quarters. Unidentified Analyst Great. One more question. Could you just give the markdown rates by brand in the second quarter? Is there any big difference there? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Not a big difference. No. Operator Let's go to Kate Fitzsimons with RBC Capital Markets. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Kate Bridget Fitzsimons - RBC Capital Markets, LLC, Research Division - Associate VP I guess my question would be, looking out to that 2020 5.8% EBIT margin target. Obviously speaking to some headway on the occupancy front this year with the flagship closures. But just how are you thinking about that target into next year? What are levers you see at your disposal that you think can help you make progress towards that in the next -- in the coming quarters? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. Kate, it's Fran. We are laser-focused on those targets. There have been some curveballs, the currency, the tariffs, the geopolitical environment that we talked about. We are controlling what we can control. The real estate optimization benefits, Scott will get into a little bit more detail, that's a significant lever for us. But we've also been investing. We are investing in some key tools to drive our business. Size optimization, market optimization, personalization, those will start to benefit us in 2020 as well. But these are all laying the foundation to achieve our 2020 goals, and we remain on track across all our key transformation initiatives. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the flagship charges specifically, that $45 million charge that we took this year will not repeat next year. That's more of -- bracketed here in 2019. And so just to echo Fran's sentiment there, we do have a lot of opportunity remaining on store occupancy. This is and has been a key priority for us and is really the key lever for us to get there to our 5.8% in 2020. So a lot of work left to do over the next, what is it, 6 quarters on occupancy. And we're happy with the progress we've made so far. Operator Go to Mark Altschwager with Baird. Connor Wilson Konicke - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Connor on for Mark. Can you just give a bit more color on updated SG&A outlook, where you're seeing incremental savings? And maybe talk about the balance between your incremental marketing to drive comp and protecting EBIT margin as you plan the back half of the year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the OpEx points. This is part of our DNA. Tight expense control is part of our culture, it has been. I was pleased with how we finish Q2, beating our outlook, coming into the quarter on OpEx. The team across this campus has done a lot of great work on continuing to find efficiency across our business. That's enabled us to take down our outlook or improve our outlook for OpEx for the full year. We were plus 4% to 5% on our last call. We've taken that to plus 2% to 3%. Breaking that 2% to 3% apart a little bit. We have that 220 basis points from the flagship charge in Q2. That leaves us more or less flat to up a little bit. We're investing in the business. Fran mentioned we're laying the foundation for the long term. We're not going to stop investing in the business. We're making key investments in our transformation and to drive the digital growth. She mentioned personalization, markdown optimization, couple tools there. Marketing, on your direct question, we are investing in marketing this year. We made a nice leap last year in our marketing spend and will continue to leap this year. It will be a little more measured than it did -- than it was in 2018. But at the same time, we've been doing some great work through our transformation efforts to really measure our marketing spend. So while our increase won't be as dramatic last year from a dollar perspective, we are spending smarter than we ever have. Our teams in all of our brands are using these tools and they're just driving great, effective spend. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call So pleased with our outlook for OpEx, and we'll continue to try to find more opportunities throughout the year. Operator Your next question comes from the line of Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I was wondering if you can maybe give a little bit more color around just the lower comp outlook for the rest of the year, especially given the fact that you're comping positive quarter to date. Maybe are you seeing a little bit more pressure globally, maybe the rest of the year? Or any thoughts just around that outlook. And then really quick on the gross margin guidance for third quarter. So it sounds like most of that is China and FX. So just curious if you're factoring in also the potential for increased promotional environment. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll start with the Q3 gross margin outlook. I'd say it's a stable promotional environment. You nailed it there. We are -- our comp of -- our guide of down 100 basis points is essentially all factored in through FX and the China tariffs kicking in. As we think about the comp guide for the year, coming out of the spring, we are moderately positive for the 6 months year-to-date period. Thinking about our outlook for the full year, we've bracketed that. We have a flat to a plus 2% for the full year on comps. And assuming the trends continue as they are coming out of the spring season, that would put us closer to the flat side of that. And if we can reaccelerate growth here in the back half, based on some of the product changes we've made in the Hollister business and continued acceleration in Abercrombie, that will take us towards the top half. So we are laser-focused on returning to growth in the back half, but what our outlook does is brackets that. Specifically on your Back-to-School points. We've seen a nice response on early Back-to-School here in the U.S. But we are certainly cognizant of the geopolitical environment and the macro environment we're seeing around the world. So that's what's baked into our outlook. Operator Now we'll go to Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Associate Just wanted to ask a little bit more about the Hollister girls business. Can you just give us a little bit more color on where you think you maybe went off-course there? And then you mentioned you saw a change in trend in tops during the quarter. How do you just feel about the assortment broadly? And when do you expect this to kind of be back where you want it to be? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure, Janine. So we are pleased with our Hollister business. Particularly, our U.S. business remained strong. Our cross-channel traffic remained strong. We had an exciting quarter. We had another record quarter in guys. We've had a nice record quarter in girls swim. So lots of really positive things happening. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call The one place where we did see an opportunity is in girl's tops. I'll tell you that started probably late Q1. We had a tough May, I think, as most did in the industry. The good news is, is that with the agility of our supply chain, we can course-correct very quickly. We've seen sequential improvement in those tops ever since we identified what those issues were. Great proof point for us. Talked on the Q4 call about the difficulty, for example, in Abercrombie in dresses. And then we proceeded, we ended up having a record quarter in dresses in Q1 and Q2. So it just really supports the team's ability to identify issues, move on them, work with our sourcing team and address them. So we're excited to compete in the back half and we feel excited about our product. Operator Our next question comes from the line of Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Just a couple of points of clarification for Fran. So it sounds like the U.S. market perhaps has accelerated as you've entered Back-to-School. But the European markets, perhaps you're waiting for that to happen as they -- as schools open at a later date. Is that right? Better performance in the U.S., maybe not so in Europe, and that's why your comp guidance is what it looks like? And to Scott, I'm just a little confused on the fiscal '20 operating margin goal. I think this year, adjusted, you'll be somewhere in the low 3s. And it sounds like you'll get about 10 basis points from the fleet store closings next year. So if you could just walk me through the bridge to get me to that 5 -- mid-5% level, I'd appreciate that. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Janet, I'll kick off with the first part of that question. So we did see nice acceleration throughout the quarter. May, as I mentioned, was difficult industry wide, but we did see sequential improvement. That momentum has continued into the third quarter. The Back-to-School peak definitely, it's different timing here in the U.S. than it is around the world. So that's all we're really commenting on today, is that we're seeing the momentum continue into the third quarter and excited to see the reaction that we have to our products. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the walk to the 2020 goal of 5.8%, depending on how we finish this year. There is a lot of business left in this year. We're going on towards the peak of the season. We obviously peak in the fourth quarter with holiday. So a lot of business ahead of us. And depending on where we end up versus our outlook, depends on where that operating margin ends up here for 2019. As we think forward to our bridge, I mentioned a little bit earlier, store occupancy continues to be another -- or a huge opportunity for us, go forward. We'll have our next wave of renewals at the end of this year and we'll look to make further progress on that line. We'll continue to evaluate expense. And then we look forward to some of the tools that we've been investing in throughout this year, through personalization, [markdown] (added by company after the call) optimization, as well as the great product investments our teams have been making to drive growth next year. So that's our path, really hasn't changed, as Fran mentioned. There were a couple curveballs came at us here more recently, but it's our job to take some swings and get there. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President So you don't think that you have to change that goal in light of the tariff pressure that's emerged. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO No changes at this time. Operator (Operator Instructions) We'll now go to David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst Could you share performance by brand in both Europe and Asia in the quarter? And then can you share -- do your monthly compares ease as third quarter progresses? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We don't talk about the intra-quarter monthly progression from last year, David. Looking at the international performance by brands, I'll break -- I'll start at the total. So internationally, we were slightly better than last quarter, so a down 3% versus a down 4% last quarter. Europe was relatively consistent quarter-over-quarter and we saw some improvements in Asia. Something we called out in Q1 about the hit that we took in Q1 for Asia with some Hollister performance, some things that we owned and we were able to rectify some of those things, which helped our China business specifically get a little bit better in Hollister. So generally pleased with where we are internationally. Very excited, as Fran mentioned earlier, about the hiring of our 2 folks to run our regions over in Europe and Asia. This is going to give us a great opportunity to improve our International business as we go forward. Operator Now go to Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder So I guess if you can talk a little bit about 2 things. You talked a little bit about the international business, I think you touched on tourist business. If you could talk about the U.S. business, ex tourists, was that stronger than the core U.S. business? And then was the denim business strong on girls and guys? You touched on Curvy, but did you see that business accelerate through the second quarter with denim shorts and then into long denim? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll start with the U.S. tourist business. This has been a consistent theme, I'd say, quarter after quarter after quarter. We continue to see a drag on the coasts across our brands. With the currency levels where they are, travel's a little more difficult, a little more expensive to the U.S. So I think this is more of a industry wide phenomenon here. Taking that out, we still delivered a plus 2% comp in the U.S. on a plus 7% last year, and there was definitely a drag from these tourist stores. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 AUGUST 29, 2019 / 12:30PM, ANF - Q2 2019 Abercrombie & Fitch Co Earnings Call The great thing is that the U.S. business in these tourist stores, as we track our credit card spend, continues to be stronger. So our goal is to continue to drive a more localized customer, even in the U.S. We talk a lot about that for flagships, but even in the U.S., we want to drive that more local customer in some of these key tourist cities on the coast. So continue to be a drag. Our expectations will be that it remains a drag for the foreseeable future until we potentially see some changes in currency. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Now regarding denim, Marni, we did have a record quarter in denim for Q2 across the company. Super excited about what's happening across genders and across brands. Shorts were strong in the second quarter as well, lots of newness happening in shorts, actually, the second quarter between waist detail and new fabrications. Exciting things to take us into next year. And we have seen momentum continue in our denim business. It's -- definitely the Curvy has been an exciting new addition to our assortment, but there's other things happening as well. Our mom jeans is also doing extremely well. The customer continues to respond to the higher-waisted jeans. That trend continues to build momentum. So there's a lot of exciting things happening in denim across genders and across brands. Operator And it looks like we have no further questions at this time. So I'd like to turn it back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Great. Thanks. I look forward to updating you further as the year progresses. Thank you, everyone, for your continued interest and support. Operator Thank you, everyone, again, for their participation. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019, Thomson Reuters. All Rights Reserved. 12655388-2019-08-29T21:43:26.403 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.